UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On December 14, 2007, First Federal Savings Bank of Iowa (the “Bank”) and the Board of Directors of North Central Bancshares, Inc. (the “Company”), the holding company for the Bank, entered into separate parallel three-year employment agreements with Kyle C. Cook, as Chief Financial Officer of the Bank and the Company (collectively, the “Cook Employment Agreements”).

The Cook Employment Agreements provide for an aggregate annual base salary no less than that in effect on the date of the agreements, subject to annual review and increase by the Company’s Board. The Cook Employment Agreements also provide for a three-year term with daily “evergreen” renewal provisions. In addition to base salary, Mr. Cook is generally entitled to the following compensation and benefits under the Cook Employment Agreements: (i) participation in employee benefit and compensation plans maintained by the Bank and the Company including, but not limited to, equity, retirement and welfare benefit plans; (ii) reimbursement for his ordinary and necessary business expenses, such as business use of his personal car and fees for club and organization memberships deemed appropriate by the Bank or the Company and Mr. Cook; and (iii) customary corporate indemnification and errors and omissions insurance coverage for claims relating to Mr. Cook’s service during the term of the Cook Employment Agreements.

The Cook Employment Agreements provide for termination by the Bank or the Company at any time for “cause” as defined in the Cook Employment Agreements. In the event the Bank or the Company chooses to terminate Mr. Cook’s employment for reasons other than for cause, death or disability, or in the event of Mr. Cook’s resignation from the Bank and the Company within 90 days following: (i) failure to re-appoint, elect or re-elect him to his current office; (ii) a material change in his functions, duties or responsibilities without cure within 30 days following notice; or (iii) a material breach of either of the Cook Employment Agreements by the Bank or the Company (including any reduction in base salary or any change in the terms and conditions of any compensation or benefit program which, either alone or in conjunction with other changes, has a material adverse effect on the aggregate value of his total compensation package) without cure within 30 days of notice, Mr. Cook or, in the event of death, his beneficiary, is entitled to (i) a lump sum cash payment in an amount equal to the present value of the remaining base salary and cash bonus payments due to him during the remaining terms of the Cook Employment Agreements; (ii) the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Cook Employment Agreements; (iii) full vesting in all options, stock appreciation rights and restricted shares; and (iv) continued life, health and disability insurance coverage for the remaining terms of the Cook Employment Agreements.

In the event of a “change of control” as defined in the Cook Employment Agreements, Mr. Cook is entitled to the benefits described above if his employment terminates under any of the circumstances described above or upon resignation during the term (i) within 90 days following a demotion, loss of title or significant authority or responsibility or reduction in any element of compensation or benefits; (ii) within 90 days following relocation or any change of working conditions that is embarrassing, derogatory or otherwise adverse; (iii) following failure of any successor to include him in any compensation or benefit program unless he is covered by a substantially similar plan that is at least as favorable to him; or (iv) following a 30- to 90-day transition period commencing on the date of the change of control. Following a change of control, Mr. Cook is also entitled to indemnification for certain costs incurred in defending or enforcing the Cook Employment Agreement.

In the event that cash and benefits paid to Mr. Cook under the Cook Employment Agreements together with payments under other benefit plans following a “change of control” constitute an "excess parachute payment" under section 280G of the Code, payments under the Cook Employment Agreements will be reduced to the maximum amount that may be paid without constituting an "excess parachute payment" if this reduction is less than or equal to the amount of tax that would otherwise be assessed under section 4999 of the Code. If this reduction does not apply and an excise tax is payable, it is paid by Mr. Cook and the Bank and the Company are denied a federal tax deduction for the amount on which the excise tax is assessed. There is no tax gross-up or tax indemnity.

The Cook Employment Agreements also contain one-year non-competition, non-solicitation and no-hire provisions, as well as permanent confidentiality covenants.

The Cook Employment Agreements are filed herewith as Exhibits 10.20 and 10.21.

On December 14, 2007, the Company and the Bank, entered into separate parallel amended and restated employment agreements with David M. Bradley, as President and Chief Executive Officer of the Bank and the Company and C. Thomas Chalstrom, as Executive Vice President of the Company and President and Chief Operating Officer of the Bank (collectively, the “Employment Agreements”). Also on December 14, 2007, the Bank entered into an amended and restated retention agreement with Kirk A. Yung, as Senior Vice President of the Bank (the “Retention Agreement”). The Employment Agreements and the Retention Agreement were amended and restated for the purpose of bringing them into compliance with Section 409A of the Internal Revenue Code of 1986 and regulations or other guidance promulgated thereunder (collectively “Section 409A”) of the Internal Revenue Code (the “Code”). The Employment Agreements were also amended and restated in order to conform the Employment Agreements by updating the Employment Agreements to contain “evergreen” renewal provisions and by revising the retirement benefits severance calculations contained in the Employment Agreements.

The amended and restated Employment Agreements with Messrs. Bradley and Chalstrom and the amended and restated Retention Agreement with Mr. Yung are filed herewith as Exhibits 10.4, 10.6, 10.11, 10.13 and 10.19, respectively.

On December 14, 2007, the Board of Directors of the Company approved the acceleration of the vesting of Kyle C. Cook’s restricted stock award. The stock award was granted on June 11, 2007 and was originally scheduled to vest on June 11, 2010.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.4	Employment Agreement between First Federal Savings Bank of Iowa and David M. Bradley amended and restated as of December 14, 2007
10.6	Employment Agreement between North Central Bancshares, Inc. and David M. Bradley amended and restated as of December 14, 2007
10.11	Employment Agreement between First Federal Savings Bank of Iowa and C. Thomas Chalstrom amended and restated as of December 14, 2007
10.13	Employment Agreement between North Central Bancshares, Inc. and C. Thomas Chalstrom amended and restated as of December 14, 2007
10.19	Amended and Restated Retention Agreement between First Federal Savings Bank of Iowa and Kirk A. Yung
10.20	Employment Agreement between First Federal Savings Bank of Iowa and Kyle C. Cook
10.21	Employment Agreement between North Central Bancshares, Inc. and Kyle C. Cook

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC. By: /s/ David M. Bradley Name: David M. Bradley Title: Chairman, President and Chief Executive Officer

Dated: December 19, 2007